SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 12, 2004

Humatech, Inc.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	O-28557 (Commission File Number)	36-3559839 (I.R.S. Employer Identification No.)

1959 South Val Vista Drive Suite 130 Mesa, Arizona 85204 (Address of principal executive offices) (zip code)

(480) 813-8484 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 5.     Other Events

On December 12, 2003, we filed our Annual Report on Form 10-KSB for the fiscal year ended April 30, 2003. At the time of the filing, due to time constraints and because the financial statements enclosed therewith were the first set of financial statements audited by Epstein, Weber & Conover, P.L.C., we did not include a Consent as an exhibit to that filing. The purpose of this filing is to file the Consent of Epstein, Weber & Conover, P.L.C. to the incorporation by reference into our registration statement on Form S-8 (SEC File No. 333-89682) filed on June 3, 2002, of their report dated October 20, 2003 with respect to their audit of our financial statements as of April 30, 2003 and for the year then ended.

Item 7.      Exhibits

Item No.	Description

23.1	Consent of Epstein, Weber & Conover, P.L.C.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2004	Humatech, Inc.,
an Illinois corporation

/s/ David G. Williams

By: David G. Williams
Its: President

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